EXHIBIT 7.1

     Statement Regarding Computation of Ratio of Earnings to Fixed Charges

                    COMPUTATION OF EARNINGS TO FIXED CHARGES

  Consolidated Ratio of Earnings to Fixed Charges Calculated under Dutch GAAP

                                                                            Year Ended December 31,
                                                            -------------------------------------------------------
                                                              2002        2001       2000        1999        1998
                                                            -------     --------   --------    --------    --------
                                                                        (in EUR millions except ratios)
Excluding Interest on Deposits(1)
Operating Profit before Taxes.........................       3,388       4,428       3,825      4,250       2,898
Add:  Fixed Charges...................................       4,153       4,664       5,014      3,902       3,014
                                                            ------      ------     -------     ------      ------
Earnings before Taxes and Fixed Charges...............       7,541       9,092       8,839      8,152       5,912

Fixed Charges.........................................       4,153       4,664       5,014      3,902       3,014

Ratio of Earnings to Fixed Charges....................        1.82        1.95        1.76       2.09        1.96
                                                            ======      ======     =======     ======      ======

Including Interest on Deposits(1)
Fixed Charges as above................................       4,153       4,664       5,014      3,902       3,014
Add:  Interest on deposits............................      13,372      20,259      22,818     16,483      15,422
                                                            ------      ------     -------     ------      ------
Total Fixed Charges and Interest on deposits..........      17,525      24,923      27,832     20,385      18,436

Earnings before Taxes and Fixed Charges...............       7,541       9,092       8,839      8,152       5,912
Add:  Interest on deposits............................      13,372      20,259      22,818     16,483      15,422
                                                            ------      ------     -------     ------      ------
Earnings before Taxes and Fixed Charges and Interest
   on deposits........................................      20,913      29,351      31,657     24,635      21,334

Ratio of Earnings to Fixed Charges....................        1.19        1.18        1.14       1.21        1.16
                                                            ======      ======     =======     ======      ======

----------------
(1)  Deposits include Banks and Total customer accounts.


   Consolidated Ratio of Earnings to Fixed Charges Calculated under U.S. GAAP

                                                                            Year Ended December 31,
                                                            -------------------------------------------------------
                                                              2002        2001       2000        1999        1998
                                                            --------    --------   --------    --------    --------
                                                                        (in EUR millions except ratios)
Excluding Interest on Deposits(1)
Operating Profit before Taxes.........................       3,711       2,077       4,245      3,534       3,133
Add:  Fixed Charges...................................       4,153       4,664       5,014      3,902       3,014
                                                            ------      ------     -------     ------      ------
Earnings before Taxes and Fixed Charges...............       7,864       6,741       9,259      7,436       6,147

Fixed Charges.........................................       4,153       4,664       5,014      3,902       3,014

Ratio of Earnings to Fixed Charges....................        1.89        1.45        1.85       1.91        2.04
                                                            ======      ======     =======     ======      ======

Including Interest on Deposits(1)
Fixed Charges (as above) .............................       4,153       4,664       5,014      3,902       3,014
Add:  Interest on deposits............................      13,372      20,259      22,818     16,473      15,422
                                                            ------      ------     -------     ------      ------
Total Fixed Charges and Interest on deposits..........      17,525      24,923      27,832     20,375      18,436

Earnings before Taxes and Fixed Charges...............       7,864       6,741       9,259      7,436       6,147
Add:  Interest on deposits............................      13,372      20,259      22,818     16,473      15,422
                                                            ------      ------     -------     ------      ------
Earnings before Taxes and Fixed Charges and Interest
   on deposits........................................      21,236      27,000      32,077     23,909      21,569

Ratio of Earnings to Fixed Charges....................        1.21        1.08        1.15       1.17        1.17
                                                            ======      ======     =======     ======      ======

----------------
(1)  Deposits include Banks and Total customer accounts.